Exhibit A

MONROE CAPITAL INCOME PLUS CORPORATION

FORM OF SUBSCRIPTION DOCUMENTS

If you are not qualified or if you decide not to participate in this offering, please return the Confidential Private Placement Memorandum related to an investment opportunity in Monroe Capital Income Plus Corporation (together with all amendments thereof and supplements thereto and any other information related to this opportunity provided to you by Monroe Capital BDC Advisors, LLC) and these Subscription Documents to Monroe Capital BDC Advisors, LLC. These documents may not be reproduced, duplicated or delivered without the prior written consent of Monroe Capital BDC Advisors, LLC.

MONROE CAPITAL INCOME PLUS CORPORATION

INVESTMENT PROCEDURES

Prospective investors should complete the following steps prior to subscribing:

1.	All prospective investors should carefully review the attached Subscription Agreement and the Confidential Private Placement Memorandum of Monroe Capital Income Plus Corporation (the “Memorandum”). You are urged to consult your financial, tax and legal advisors to determine whether an investment in the Fund is suitable for you. Please see the Memorandum for definitions of capitalized terms not otherwise defined in these Subscription Documents.

2.	Please complete the Subscription Documents, which include:

•	Subscription Agreement. Complete, sign and date both signature pages. Note that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee.

•	Annex A – Investor Information Sheet. Complete all requested information and include either a cancelled check or a bank statement with your completed subscription documents.

•	Annex B – Investor Questionnaire. Complete all requested information.

•	Annex C – Investor Ownership Certification. Complete all requested information.

•	Annex D – Certification of Intermediaries. Complete, sign and date if you are purchasing Shares on behalf of third parties that have a beneficial interest in you.

•	Annex E – IRS Form W-9. Complete and sign to certify your tax identification number.

•	Annex F – IRS Form W-8. Non-U.S. investors: please complete the appropriate U.S. Internal Revenue Service Form(s) W-8 (W-8BEN, W-8IMY, W-8ECI or W-8EXP) in accordance with the instructions to such Forms.

•	Annex G – Election Notice under Dividend Reinvestment Plan. Complete all requested information if you desire to “opt in” to the dividend reinvestment plan to have your cash dividends and distributions automatically reinvested in the Fund.

•	Annex H – Authorized Signatories. Complete all requested information.

If you have any questions about completing the Subscription Documents, please feel free to contact Alex Condrell of Monroe Capital LLC (Phone - (312) 523-2372 and Email – acondrell@monroecap.com).

3.	Please send the completed Subscription Documents to the Investment Manager at each of the following email addresses:

acondrell@monroecap.com

investorrelationsgroup@monroecap.com

investorservices@usbank.com

Monica.sessa@usbank.com

For investors that are entities, please include certified true copies of (i) a Certificate of Incorporation (or other organizational documents), (ii) Memorandum and Articles of Association (or equivalent operating agreement) and (iii) a mandate authorizing the subscription (e.g., a certified resolution which includes naming authorized signatories and an authorized signatory list). For investors that are individuals, please include certified true copies of (x) a passport with picture page and (y) a recent utility bill. Upon request, you may be required to provide additional anti- money laundering information to the Fund.

4.	Investors must send by wire transfer the Purchase Amount in U.S. dollars in accordance with the following instructions. Please instruct your bank to debit your account separately for any wire transfer fees.

Bank:

SWIFT Code:

ABA#:

Account Name:

Account #:

Notation:            «Investor Name»

5.	Upon acceptance of your subscription by the Fund, copies of the executed agreements will be returned to you.

If you are not a qualified investor or do not wish to subscribe for Shares, please return the Memorandum and these Subscription Documents to the above address. These documents may not be reproduced, duplicated or delivered to any other person.

MONROE CAPITAL INCOME PLUS CORPORATION

SUBSCRIPTION AGREEMENT

Monroe Capital Income Plus Corporation

c/o Monroe Capital BDC Advisors, LLC

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Fax No.: (312) 258-8350

Attn: Theodore Koenig

Re:	Subscription for Shares

Ladies and Gentlemen:

The undersigned (the “Investor”) wishes to subscribe for shares of common stock, par value $0.001 per share (the “Shares”), of Monroe Capital Income Plus Corporation, a Maryland corporation (the “Fund”), and to purchase Shares upon the terms and conditions set forth herein, in the Confidential Private Placement Memorandum of the Fund (the “Memorandum”), the Articles of Amendment and Restatement of the Fund (the “Articles”), the Bylaws of the Fund (the “Bylaws”), the Investment Advisory Agreement (the “Advisory Agreement”) with Monroe Capital BDC Advisors, LLC, the Fund’s investment adviser (the “Investment Manager”), the Administration Agreement between the Fund and the Investment Manager, as amended from time to time (the “Administration Agreement”) (and together with the Memorandum, the Articles, the Bylaws, the Advisory Agreement, and the Administration Agreement, the “Operative Documents”). Capitalized terms used and not otherwise defined in this Subscription Agreement shall have the meanings assigned to them in the Memorandum.

The Investor understands that the representations, warranties, agreements and acknowledgments made by the Investor in this Subscription Agreement and the Annexes hereto will survive the Investor’s admission as a stockholder of the Fund and will be relied upon by the Fund and the Investment Manager in determining the Fund’s compliance with applicable federal and state securities laws and in determining whether (1) an investment in the Fund by the Investor is suitable in light of the Investor’s financial position and (2) the Investor is an “accredited investor” as defined in Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Investor also understands and agrees that, although the Fund will use its reasonable efforts to keep the information provided by the Investor in this Subscription Agreement confidential, the Fund may present this Subscription Agreement and the information provided to it by investors herein to such parties as it deems advisable if called upon to establish the availability to it under any applicable law of an exemption from registration requirements pertaining to the Shares or if the contents hereof are relevant to any issue in any action, suit, or proceeding to which the Fund is a party or by which it is or may be bound, or if otherwise required or permitted by law, or in connection with any government or self-regulatory organization request or investigation.

The Investor hereby agrees as follows:

1.	SHARE PURCHASE.

(a)	Subscription.

(i)          The Investor hereby agrees to subscribes for and purchase Shares for the amount set forth on the signature page hereof (the “Purchase Amount”) payable on or prior to the acceptance of this Subscription Agreement by the Fund (each such date, a “Closing Date”) on the terms provided for herein and the Operative Documents. On or before each Closing Date, the Investor shall pay the Purchase Amount by wire transfer in immediately available funds to the account set forth in the Investment Procedures attached to this Subscription Agreement in accordance with the terms herein.

(ii)         With regard to the Fund’s private offering of the Shares (the “Offering”), the Investor agrees to be bound by all the terms and provisions of the Operative Documents and this Subscription Agreement.

(iii)        The Investor acknowledges that this subscription (i) is irrevocable, (ii) is conditioned upon acceptance by or on behalf of the Fund and payment of the Purchase Amount in full and (iii) will expire if not accepted by the Fund on or prior to 180 days from the date hereof. The Investor understands and agrees that the Fund, in its sole discretion, reserves the right to reject this subscription for any reason or no reason, in whole or in part, and at any time prior to the date, if any, on which this Subscription Agreement is accepted. If this subscription is rejected in full, this Subscription Agreement shall thereafter have no force or effect. In such event, the Fund shall cause the Investor’s Purchase Amount deposited in the account of the Fund, if any, to be returned to the Investor without interest or deduction.

(iv)        The Fund expects to enter into separate Subscription Agreements (the “Other Subscription Agreements,” and, together with this Subscription Agreement, the “Subscription Agreements”) with other Investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and each of the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned Investor and each of the Other Investors are separate sales.

(b)	Closings.

(i)          The initial closing of this Offering will take place at any time as determined by the Fund in its sole discretion (such date being the “Initial Closing Date,” and the date on which each subsequent closing occurs, a “Subsequent Closing Date,” and each Subsequent Closing Date with the Initial Closing Date shall be referred to herein as the “Closing Dates”).

(ii)         Upon payment of the Purchase Amount by the Investor on the Initial Closing Date, the Fund shall issue to each such Investor a number of Shares (the “Share Amount”) determined by dividing (x) the Purchase Amount for such Investor by (y) $15.00.

(iii)        The Fund may enter into Other Subscription Agreements with Other Investors on a Subsequent Closing Date and any Other Investor whose subscription has been accepted at such Subsequent Closing Date referred to as a “Subsequent Investor.” Upon payment of the Purchase Amount by a Subsequent Investor on a Closing Date, the Fund shall issue to each such Subsequent Investor a number of Shares determined by dividing (x) the Purchase Amount for such Subsequent Investor by (y) the Per Share Price as of the applicable Subsequent Closing Date.

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(iv)       “Organizational Expense Allocation per Share” means, with respect to a Subsequent Investor, the total amount of organizational expenses spent by the Fund in connection with the Fund’s formation divided by the number of Shares outstanding immediately prior to the Subsequent Closing.

(v)        “Per Share Price” shall mean, for any Subsequent Closing Date, the Per Share NAV plus Organizational Expense Allocation per Share.

(vi)       “Per Share NAV” shall mean, for any Subsequent Closing Date, the net asset value per Share, as determined by the Fund’s Board of Directors (including any committee of the Board of Directors), as of the end of the most recent fiscal quarter prior to such Subsequent Closing Date; provided, however, in the event that the Per Share NAV is less than zero as of a Subsequent Closing Date, then solely for the purpose of such Subsequent Closing Date, the Per Share NAV shall be deemed to equal $15.00.

(vii)      Promptly after the Closing Date, the Fund will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a countersigned copy of this Subscription Agreement and other documents and instruments necessary to reflect the Investor’s status as a stockholder in the Fund and the number of shares issued to the Investor in connection with this Subscription Agreement, including any documents and instruments to be delivered pursuant to this Subscription Agreement.

(viii)     In the event that any Investor is permitted by the Fund to subscribe for and purchase additional Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate subscription agreement with the Fund, it being understood and agreed that such separate subscription agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

(c)          Dividend Reinvestment Plan. As described more fully in the Memorandum, the Fund generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, subject to the discretion of the Fund’s board of directors (the “Board”). If the Board authorizes, and the Fund declares, a dividend or distribution, each Investor’s distribution will be automatically paid in cash unless an Investor elects to have its dividends or distributions reinvested in additional Shares pursuant to the Fund’s dividend reinvestment plan (the “Dividend Reinvestment Plan”). The Investor may “opt in” to the Dividend Reinvestment Plan by completing the Election Notice in Annex G or by notifying the Investment Manager in writing no later than 10 days prior to the record date for distributions to the Investor.

2.	REPRESENTATIONS AND COVENANTS OF THE INVESTOR.

The Investor hereby represents and warrants to, and agrees with, the Fund and the Investment Manager that the following statements are true as of the date hereof and will be true as of the Closing Date and as of each date on which the Investor receives a distribution or return of capital from the Fund:

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(a)          The Investor understands that (i) the offer and sale of Shares of the Fund to the Investor is not being registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated, but rather the offer and sale is being made by the Fund pursuant to an exemption from registration provided in Section 4(a)(2) of the Securities Act, Regulation D and Regulation S promulgated thereunder, (ii) the Shares and the Memorandum have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or by any other federal or state agency, (iii) no such agency has passed on the accuracy or adequacy of disclosures made to the Investor by the Fund and (iv) no federal or state governmental agency has passed on or made any recommendation or endorsement of, or made any findings or determination as to the fairness of, the Shares or an investment in the Fund. The Investor understands and agrees further that the Shares must be held indefinitely and cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and such laws or an exemption from registration under the Securities Act and such laws covering the sale of Shares is available. The Investor understands that the Fund is under no obligation to register the Shares on its behalf or to assist it in complying with any exemption from such registration under the Securities Act or state securities laws. The Investor also understands that even if such an exemption is available, sales or transfers of the Shares are subject to substantial restrictions on transfer by the Operative Documents, pursuant to which, among other restrictions, the Shares may not be transferred without the consent of the Fund, which consent may be withheld in its sole discretion.

(b)          The Investor acknowledges that it is not subscribing pursuant hereto for Shares as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio, (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to any of the foregoing or (iii) any solicitation by a person not previously known to the Investor in connection with investments in securities generally.

(c)          The Investor is acquiring the Shares subscribed for herein for its own account, for investment purposes only and does not have any contract, undertaking or arrangement with any Person to sell, transfer or grant a participation with respect to any Shares. The Investor is not acquiring the Shares with a view to distribute or resell such Shares in whole or in part.

(d)          The Investor understands that the Fund intends to file elections to be: (i) regulated as a business development company (“BDC)” under the 1940 Act and (ii) treated as a regulated investment company within the meaning of Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Fund as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Fund, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Fund has filed a registration statement on Form 10 (the “Form 10 Registration Statement”) related to the Fund’s common stock with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Form 10 Registration Statement is not the offering document pursuant to which the Fund is conducting this Offering and may not include all information regarding the Fund contained in the Memorandum; accordingly, Investors should rely exclusively on information contained in the Operative Documents in making their investment decisions.

(e)          The Investor: (A) is not registered or required to be registered as an investment company under the 1940 Act; (B) has not elected to be regulated as a BDC under the 1940 Act; and (C) either (1) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (2) is otherwise permitted to acquire more than 3% of the outstanding voting securities of a BDC.

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(f)           The Investor has received, carefully read and understands each Operative Document and, to the extent the Investor is a natural person, the privacy policy of the Fund included in the Memorandum, outlining, among other things, the organization and investment objectives and policies of, and the risks and expenses of an investment in, the Fund and is in receipt of Part 2 of the Form ADV (the “Form ADV”) of Monroe Capital BDC Advisors LLC filed with the U.S. Securities and Exchange Commission which provides information relative to the Investment Manager’s investment policies and other important matters. The Investor acknowledges that in making a decision to subscribe for Shares, the Investor has relied solely upon the Operative Documents, the Form ADV and independent investigations made by the Investor, including discussions with the Investment Manager. The Investor is not relying on the Memorandum or on the Fund, the Investment Manager or any other person or entity with respect to the legal, tax and other economic considerations involved in this investment other than the Investor’s own advisors. The Investor has not received, nor has the Investor relied upon, any recommendation (as defined under 29 C.F.R. 2510.3-21(b)) from the Investment Manager or the Fund regarding the advisability of acquiring, holding, disposing of or exchanging securities or other investment property including, but not limited to, the Shares.

(g)          The Investor has not reproduced, duplicated or delivered the Memorandum or this Subscription Agreement to any other person, except professional advisors to the Investor or as instructed by the Investment Manager. The Memorandum, including all appendices and exhibits thereto, speak only as to their respective dates and the information contained therein may not be correct or complete as of any time subsequent to such date.

(h)          The Investor acknowledges and understands that certain information contained in the Memorandum constitutes “forward-looking statements,” and projections. Such statements may include words or phrases such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “foresees”, or other words or phrases of similar import. Similarly, statements that describe objectives, plans or goals with respect to the Fund’s investments are also forward-looking statements. Due to various risks and uncertainties, actual events or results, market conditions or the actual performance of the Fund and its investments may differ materially from those reflected or contemplated in such forward-looking statements and projections. Forward-looking statements are made based on current expectations or beliefs as well as assumptions made by, and information currently available to the Investment Manager. The Investor acknowledges that neither the Investment Manager nor any of its respective affiliates, shareholders, directors, employees, agents or advisers (the “Covered Persons”), makes expressed or implied representations or warranties as to the accuracy and completeness of such information and none of them shall accept any responsibility or liability (including any third party liability) for any loss or damage, whether or not arising from any error or omission in compiling such information or as a result of any party’s reliance or use of such information. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. There can be no assurance that the projected results will be obtained, and actual results may vary significantly from the projections.

(i)           The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Shares and has the ability to bear the economic risks of the Investor’s investment in the Shares and adequate means to provide for the Investor’s financial needs should the Investor receive no return on the investment, or if the Investor suffers a complete loss of such investment in the Shares. The Investor has obtained, in its judgment, sufficient information from the Fund or its authorized representatives to evaluate the merits and risks of such investment. The Investor has evaluated such risks and has determined that the Shares are a suitable investment for the Investor.

(j)           The Investor can afford a complete loss of its investment in the Shares and can afford to hold the investment in the Shares for an indefinite period of time. The Investor’s investment in the Shares is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity. The Investor acknowledges that distributions may be paid in cash or in kind.

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(k)          The Investor is aware of the substantial restrictions on transferability of Shares and has read the sections of the Memorandum relating to the limitations on transfer of Shares.

(l)           In connection with the purchase of Shares, the Investor represents and warrants that (i) it meets all suitability standards imposed on it by applicable law and (ii) except as specifically disclosed by the Investor in Annex B, the Investor has not been formed for the purpose of purchasing Shares. The Investor represents and warrants that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D. The Investor acknowledges that the Fund will not be registered as an investment company under the 1940 Act.

(m)         Representations for Non-U.S. Persons.

(i)	If the Investor is not a “United States Person,” as defined below (a “non-U.S. Person”), the Investor has heretofore notified the Company in writing of such status. For this purpose, “United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust (i) the administration of which may be subject to the primary supervision of a U.S. court and (ii) the authority to control all of the substantial decisions of which is held by one or more U.S. persons.

(ii)	The Investor will notify the Company immediately if the Investor becomes a United States Person.

(iii)	The Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person.

(iv)	Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Interest were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(v)	The Investor hereby represents that the Investor has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Investor’s subscription and payment for, and his or her continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of Investor’s jurisdiction.

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(n)          If the Investor is a collective investment vehicle, it is in compliance with all federal regulatory requirements including the registration rules of the Commodity Futures Trading Commission and the National Futures Association.

(o)          The Investor (if a natural person) is at least 21 years of age and the Investor has adequate means of providing for all its current and foreseeable needs and personal contingencies and has no need for liquidity in this investment, and if the Investor is an unincorporated association, all of its members who are United States persons (as defined in Annex D hereto) are at least 21 years of age.

(p)          Except as specifically disclosed in Annex B, the Investor is not (i) a participant-directed defined contribution plan (such as a 401(k) plan) or (ii) a partnership or other investment vehicle (A) in which its partners or participants have or will have any discretion to determine whether or how much of the Investor’s assets are invested in any investment made or to be made by the Investor (including the Investor’s investment in and Capital Contributions in respect of Shares) or (B) that is otherwise an entity managed to facilitate the individual decisions of its beneficial owners to invest in the Fund.

(q)          The Investor agrees and is aware that:

(i)          the Fund has no financial or operating history;

(ii)         no federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment;

(iii)        there are substantial risks of loss of investment incidental to the purchase of the Shares, including those summarized in the Memorandum; and

(iv)        the Investment Manager and their affiliates may in the future provide similar services to investment funds and managed accounts in which the Investor will have no interest and there are other potential conflicts as described in the Memorandum.

(r)           If the Investor is a Benefit Plan Investor (as such term is defined in Section 5 of Annex B), the Investor represents and warrants to the Fund that:

(i)          In connection with its decision to commit assets of the Benefit Plan Investor to the Fund, the Investor was and will be represented by a fiduciary (the “Plan Fiduciary”) which is:

(A)        capable of evaluating investment risks independently, both in general and with regard to the decision to commit assets of the Investor for investment in the Fund, the investment strategies of the Fund and the Investor’s holding or disposition of its Shares, as applicable; and

(B)         a fiduciary under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and is responsible for exercising independent judgment in evaluating the investment in the Fund, the investment strategies of the Fund, and the Investor’s holding or disposition of its Shares, as applicable, on behalf of the Investor;

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(ii)         None of the Covered Persons has exercised any discretionary authority or control with respect to the Benefit Plan Investor’s investment in the Fund nor rendered any investment advice or made any recommendation in a fiduciary capacity to the Benefit Plan Investor with respect to the Benefit Plan Investor’s commitment to invest in the Fund and the investment program thereunder, and the Investor understands and acknowledges that no Covered Person will exercise any such authority, render any such advice or make any such recommendations with respect to the Investor’s holding or disposition of its Shares.

(iii)        the Benefit Plan Investor’s commitment to purchase Shares does not, in the aggregate, constitute more than 10% of the fair market value of the Benefit Plan Investor’s assets;

(iv)        the Benefit Plan Investor’s investment and participation in the Partnership has been duly authorized by all necessary parties, does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Benefit Plan Investor or any trust agreement thereunder;

(v)         the Plan Fiduciary is authorized to make, and is responsible for, the decision to invest in the Fund, has considered a number of factors with respect to the Benefit Plan Investor’s investment in the Fund and the holding or disposition of the Benefit Plan Investor’s Shares, as applicable, and has determined that, in view of such considerations, the purchase of the Shares is and will be consistent with the Plan Fiduciary’s responsibilities under ERISA. Such factors include, but are not limited to:

(A)        the role such investment or investment course of action plays in that portion of the Benefit Plan Investor’s portfolio that the Plan Fiduciary manages;

(B)         whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Plan Fiduciary to further the purposes of the Benefit Plan Investor, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

(C)         the composition of that portion of the portfolio that the Plan Fiduciary manages with regard to diversification;

(D)         the liquidity and current rate of return of that portion of the portfolio managed by the Plan Fiduciary relative to the anticipated cash flow requirements of the Benefit Plan Investor;

(E)         the projected return of that portion of the portfolio managed by the Plan Fiduciary relative to the funding objectives of the Benefit Plan Investor;

(F)         whether an investment in the Partnership is permissible under the documents governing the Benefit Plan Investor and the Plan Fiduciary; and

(G)         the risks associated with an investment in the Fund and the fact that the Shares will be subject to substantial restrictions on transfer and that distributions will not be made unless and until underlying net proceeds received in connection with the disposition of any investment are realized; and

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(vi)        the Plan Fiduciary has read the Memorandum and, assuming the accuracy of the information regarding compensation therein, it has been fairly informed and understands that the Covered Persons receive compensation in connection with their services to the Fund and, as a result, have financial interests that preclude them from (i) providing impartial investment advice to the Benefit Plan Investor or its Plan Fiduciary or (ii) otherwise acting as a fiduciary on behalf of the Benefit Plan Investor in connection with an investment in the Fund or the holding or disposition of Shares. The Plan Fiduciary is (A) responsible for the decision to invest in the Fund and the holding or disposition of Shares, as applicable, (B) independent of the Covered Persons and (C) qualified to make such investment decision.

(s)          The Fund intends to operate such that the assets of the Fund will not be considered “plan assets” under ERISA or the Code. As a result, the Fund intends to use commercially reasonable efforts to limit the investment by Benefit Plan Investors in the Fund to less than 25% of the value of any class of Shares. Such commercially reasonable efforts may include, but are not limited to, requiring any or all Benefit Plan Investors to withdraw all or a portion of their Shares.

(t)           If the assets of the Fund are not considered “plan assets” under ERISA or the Code and the Investor is a Benefit Plan Investor, its acquisition and holding of Shares and the activities of the Investment Manager will not cause any prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code or will qualify for exemptive relief under a regulatory, class or individual prohibited transaction exemption which is applicable to the Benefit Plan Investor.

(u)          If the Investor is a Benefit Plan Investor, the Plan Fiduciary acknowledges that the acceptance of a subscription agreement from a Benefit Plan Investor does not constitute a representation or judgment by the Covered Persons that an investment in the Fund is an appropriate investment for such a Benefit Plan Investor or that such an investment meets the fiduciary and other legal requirements applicable to such entity. The Covered Persons do not undertake to provide impartial investment advice, or give advice, with respect to a prospective Benefit Plan Investor’s decision to invest in the Fund, and such decision must be made solely by each prospective Benefit Plan Investor on an arms’ length basis.

(v)          If the Investor is a Benefit Plan Investor, the Plan Fiduciary agrees to furnish to the Fund, from time to time, upon request, such information as is necessary to enable the Fund to comply with the prohibited transaction provisions of ERISA and Section 4975 of the Code, or applicable statutory or administrative exemptions therefrom, as requested by the Fund.

(w)         Unless the Investor indicates in Annex B that it is a Benefit Plan Investor, the Investor represents and warrants that it is not, it is not acting on behalf of and, so long as it holds an interest in the Fund, it will not be and will not be acting on behalf of a Benefit Plan Investor.

(x)          Except to the extent otherwise determined by the Fund in its sole discretion, the Investor acknowledges and agrees that (i) no purchase of Shares by or proposed transfer of Shares to a person that has represented that it is a Benefit Plan Investor shall be permitted to the extent that such purchase or transfer would result in persons that have represented that they are Benefit Plan Investors owning 25% or more of the value of any class of Shares immediately after such purchase or proposed transfer and (ii) the Fund may require a Benefit Plan Investor to withdraw all or a portion of its Shares to the extent necessary to comply with the 25% limitation.

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(x)          The Investor represents and warrants that, to the best of its knowledge, none of the Investor, any person controlling or controlled by the Investor, if the Investor is not the beneficial owner of all of the Shares, any person having a beneficial interest in the Shares, any person having a direct or indirect beneficial interest in the Investor (if the Investor is a privately held entity), or any person for whom the Investor is acting as agent or nominee in connection with this investment (i) resides in and its subscription funds are not transferred from or through an account in any country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group organization (including, without limitation, the Financial Action Task Force on Money Laundering), (ii) resides in, or is organized or chartered under the laws of, a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT ACT as warranting special measures due to money laundering concerns, (iii) is a person or entity with whom dealing is prohibited under programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), (iv) is a country, territory, individual or entity named on an OFAC list, including, but not limited to, OFAC’s master list of “Specially Designated Nationals and Blocked Persons” or (v) is a party with which the Fund is otherwise prohibited to deal under the laws of the United States. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac (the “Prohibited Lists”). The Investor further represents that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (y) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities. If the Investor is not an individual, the Investor has conducted thorough due diligence with respect to all of its beneficial owners, has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds, and will retain evidence of any such identities, any such source of funds and any such due diligence. The Investor understands and agrees that in order to ensure compliance under applicable anti- money laundering laws and regulations, the Fund and/or the Investment Manager may require a detailed verification of the identity of a Person applying for Shares. The Investor is advised that, by law, including anti-money laundering laws, the Fund may be obligated to “freeze” the account of such Investor, either by prohibiting additional capital contributions from the Investor, restricting or blocking any distributions, declining any transfer requests and/or segregating the assets in the account in compliance with governmental regulations, and the Fund may also be required to report such action and to disclose the Investor’s identity to OFAC. In addition, in any event, the Investor may forfeit its Shares, may immediately be redeemed from the Fund or may otherwise be subject to the remedies required by law, and the Investor shall have no claim against the Fund, the Investment Manager, or their affiliates, or any of their respective directors, members, partners, officers, employees and agents for any form of damages as a result of any of the actions described in this paragraph. The Investor reasonably believes that entering into a financial relationship with the Fund will not cause the Fund to contravene any federal, state or foreign laws and regulations relating to money laundering.

(y)         The Investor represents and warrants that, to the best of its knowledge, none of the Investor, any person controlling or controlled by the Investor, any person having a direct or indirect beneficial interest in the Investor (if the Investor is a privately held entity), or any person for whom the Investor is acting as agent or nominee in connection with this investment is a senior foreign political figure,1 or any immediate family member2 or close associate3 of a senior foreign political figure as such terms are defined in the footnotes below.

[1]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

10

(z)       The Investor represents and warrants that no “beneficial owner”4 of the Investor’s Shares is subject to any of the “Bad Actor” disqualifications (each, a “Disqualification Event”) described in Rule 506(d)(1) under the Securities Act, except for a Disqualification Event contemplated by Rule 506(d)(2) of the Securities Act, a reasonably detailed description of which has been furnished by the Investor in writing to the Fund. The Investor covenants that it will, subsequent to the date hereof, notify the Fund of (i) any Disqualification Event relating to any beneficial owner of the Investor’s Shares not previously disclosed and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any beneficial owner of the Investor’s Shares.

(aa)   If the Investor is a non-U.S. banking institution (a “Non-U.S. Bank”) or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Non-U.S. Bank, the Investor represents and warrants to the Fund that:

(i)	the Non-U.S. Bank has a fixed address, other than solely an electronic address, in a country in which the Non-U.S. Bank is authorized to conduct banking activities;
(ii)	the Non-U.S. Bank employs one or more individuals on a full-time basis;
(iii)	the Non-U.S. Bank maintains operating records related to its banking activities;
(iv)	the Non-U.S. Bank is subject to inspection by the banking authority that licensed the Non-U.S. Bank to conduct banking activities; and
(v)	the Non-U.S. Bank does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(bb)  If the Investor is purchasing the Shares as agent, representative, intermediary, nominee or in any similar capacity for any other person, or is otherwise requested to do so by the Fund and/or the Investment Manager, it shall provide a copy of its anti-money laundering policies, procedures and controls (together, the “AML policies”) to the Investment Manager. The Investor represents that it is in compliance with its AML policies and that its AML policies have been approved by counsel or internal compliance personnel reasonably informed of applicable laws governing anti-money laundering policies and their implementation and has not received a deficiency letter, negative report or any similar determination regarding its AML policies from independent accountants, internal auditors or some other person responsible for reviewing compliance with its AML policies.

[4]	For purposes of this paragraph, the “beneficial owner” of a security includes any person who, directly or indirectly has or shares, or is deemed to have or share: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security.

11

(cc)  If the Investor is purchasing the Shares as agent, representative, intermediary, nominee or in any similar capacity for any other person (a “Beneficial Owner”), the Investor represents and warrants that it has all requisite power and authority from all such Beneficial Owners to execute and perform the obligations under this Subscription Agreement and has made the representations, warranties and covenants herein on behalf of itself and such Beneficial Owners. The Investor also agrees to indemnify the Fund and its directors, officers and agents for any damages resulting from the Investor’s or the Beneficial Owner’s misrepresentations or misstatement contained herein, or the assertion of the Investor’s lack of proper authorization from the Beneficial Owner of the Shares to enter into this Subscription Agreement or perform the obligations hereof.

(dd)  If the Investor will enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part on the return of the Fund (the “Swap”), with a third party (a “Third Party”), the Investor represents and warrants that with respect to a Third Party entering into a Swap: (i) the Third Party is authorized under its constitutional documents (e.g., certificate of incorporation, by-laws, partnership agreement or trust agreement) and applicable law (including U.S. and non-U.S. anti-money laundering laws and regulations) to enter into the Swap and would also be so authorized to invest directly into the Fund; (ii) the Third Party has received and reviewed a copy of the Operating Documents and this Subscription Agreement; (iii) the Third Party acknowledges that the Fund and its affiliates are not responsible for the legality, suitability or tax consequences of the Swap and that the Investor is not an agent of the Fund; and (iv) the Third Party is an “eligible contract participant” as defined under the Commodity Exchange Act, a “qualified eligible person” under the Commodity Futures Trading Commission rules, and an “accredited investor” under Regulation D and is eligible to receive “new issues” because it is not a restricted person as contemplated under the rules of the Financial Industry Regulatory Authority. Nothing herein constitutes an agreement or statement by the Fund as to the legality of a Swap or the suitability of a Swap for the Third Party or the consent of the Fund to such a transfer. The Investor acknowledges and agrees that a Swap constitutes a transfer, to which the consent of the Fund is required.

(ee)  The Investor acknowledges and agrees that if the Fund has a suspicion that a payment to the Fund (by way of subscription or otherwise) contains the proceeds of criminal conduct, the Fund will be required to report such suspicion to the appropriate governmental authorities pursuant to applicable law. Any such report and the disclosures therein shall not be treated as breach of any confidentiality restrictions. The Investor shall comply with all tax, anti-money laundering and exchange control reporting requirements imposed on the Investor by an applicable jurisdiction in connection with this Subscription Agreement.

(ff)  The Investor acknowledges that the Fund may enter into lines of credit, credit agreements and other financing arrangements (including, without limitation, the establishment of one or more credit facilities), and may incur indebtedness for the purpose of (i) covering Fund Expenses or other expenses payable by the Fund hereunder and (ii) financing investments (either singly or on a portfolio basis) by the Fund or any hedging or derivative contract or instrument, including, without limitation, bridge investments.

(gg)  The Investor certifies under penalties of perjury that (i) the Investor’s taxpayer identification number provided on the Investor Information page attached hereto as Annex A is correct, and (ii) the information contained in any Form W-9 (Request for Taxpayer Identification Number and Certification) submitted with the completed subscription materials is correct, and the Investor shall promptly inform the Investment Manager of any change in such information and execute a new Form W- 9 with the correct information.

(hh)  If the Investor is a partnership, trust, estate or “S corporation” (in each case, as defined in the Code), then less than 50% of the aggregate value of any beneficial owner’s interest in the Investor is attributable to the Investor’s (direct or indirect) ownership of Shares.

12

(ii)  No transfer of the Investor’s Purchase Amount, all or any fraction of the Investor’s Shares may be made without (i) registration of the transfer on the Fund books and (ii) the prior written consent of the Fund. In any event, the consent of the Fund may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Fund in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Fund or the Investor) satisfactory in form and substance to the Fund:

(1)	such transfer would not violate the Securities Act, the 1940 Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund or the Shares to be transferred; and

(2)	such transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA, certain Department of Labor regulations or Section 4975 of the Code.

The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Fund in connection with any transfer of all or any fraction of its Shares, prior to the consummation of such transfer. The Fund shall not recognize for any purpose any purported transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Fund shall have given its prior written consent thereto and there shall have been filed with the Fund a dated notice of such transfer, in form satisfactory to the Fund, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

(jj)  The Investor will report Fund items on the Investor’s home country tax returns in a manner consistent with the treatment of such items on the Fund’s tax returns.

(kk)  The Investor agrees to promptly provide the Fund with any information, certifications and documentation relating to the Investor and/or its beneficial owners that may be reasonably requested by the Fund or the Investment Manager to comply with any applicable law, rule or regulation in connection with, without limitation, avoiding, or minimizing the imposition of, withholding tax on payments to be received or made by the Fund or complying with the provisions of sections 1471 through 1474 of the Code (and any regulations promulgated thereunder or administrative interpretations thereof) and similar legislation, regulation or guidance in any other jurisdiction (“FATCA”), any applicable intergovernmental agreement, treaty, regulation, guidance or any other agreement implementing FATCA (an “IGA”) or any legislation, regulation or guidance in any non-U.S. jurisdiction that give effect to the preceding.

(ll)  The Investor understands that the discussion of the tax consequences arising from an investment in the Fund set forth in the “Certain Tax and ERISA Considerations” section of the Memorandum is general in nature, and the tax consequences to the Investor of an investment in the Fund may depend on the Investor’s circumstances. Neither the Fund nor the Investment Manager, nor any of their affiliates or consultants, assumes any responsibility for the tax consequences to the Investor of any investment in the Fund. The Investor is relying solely upon the advice of its own tax and legal advisors and not upon the general discussion of such matters set forth in the “Certain Tax and ERISA Considerations” section of the Memorandum.

13

(mm)  The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the constitutional documents of the Investor. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same, or, if the Investor is not an individual, the signatory has been duly authorized to execute the same. This Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

(nn)  All information that the Investor has provided to the Fund or the Investment Manager concerning the Investor, the Investor’s status, financial position and knowledge and experience of financial, tax and business matters, or, in the case of an Investor that is an entity, the knowledge and experience of financial, tax and business matters of the person making the investment decision on behalf of such entity, including any information provided in the Annexes hereto, is correct and complete.

(oo)  The Investor acknowledges that it has been furnished with all materials and information relating to the Fund, the Investment Manager, the offering of the Shares and any other matter set forth in the Memorandum that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and other matters pertaining to this investment, and has had access to such other information concerning the Fund and/or the Investment Manager as it has considered necessary to make a decision to invest in the Fund and has availed itself of this opportunity to the full extent desired.

(pp)  The Investor understands that Eversheds Sutherland (US) LLP (“Eversheds Sutherland”) acts as United States counsel to the Fund and the Investment Manager with respect to the laws of the United States, and no attorney-client relationship exists with any other person solely by virtue of such person making an investment in the Shares. The Investment Manager may execute on behalf of the Fund any consent to the representation of the Fund that counsel may request pursuant to the applicable rules of professional conduct in any jurisdiction (the “Rules”). The Investor also understands that, in connection with this offering of Shares and subsequent advice to the Fund, Eversheds Sutherland will not be representing investors in the Fund, including the Investor, and no independent counsel has been retained to represent investors in the Fund. In the event any dispute or controversy arises between the Investor and the Fund, or between the Investor or the Fund, on the one hand, and the Investment Manager (or an affiliate thereof) that Eversheds Sutherland represents on the other hand, then the Investor agrees that Eversheds Sutherland may represent either the Fund or the Investment Manager (or its affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and the Investor hereby consents to such representation. The Investor further acknowledges that, whether or not Eversheds Sutherland has in the past represented such Investor with respect to other matters, Eversheds Sutherland not represented the interest of the Investor in the preparation and negotiation of this Subscription Agreement. The Investor understands that Eversheds Sutherland’s representation of the Fund, the Investment Manager and their respective affiliates is limited to specific matters as to which it has been consulted by the Fund, the Investment Manager and/or their respective affiliates and that there may exist other matters which could have a bearing on the Fund, the Investment Manager or their respective affiliates as to which Eversheds Sutherland has not been consulted. Furthermore, the Investor understands that Eversheds Sutherland does not undertake to monitor the compliance of the Investment Manager and its respective affiliates with the investment program, valuation procedures and other guidelines set forth in the Memorandum, nor does Eversheds Sutherland monitor compliance with applicable laws. In preparing the Memorandum, Eversheds Sutherland relies upon information furnished to it by the Fund, the Investment Manager and/or their respective affiliates and does not investigate or verify the accuracy and completeness of information set forth therein concerning the Fund, the Investment Manager, and their respective affiliates and personnel.

14

3.	GENERAL.

(a)       The Investor shall indemnify and hold harmless the Fund, the Investment Manager and each officer, director, partner, member, manager, employee, affiliate, agent or control person of the Fund or the Investment Manager (“Fund Indemnitees”) from and against any and all expenses, losses, claims, damages, liabilities and actions, suits or proceedings (whether civil, criminal, administrative or investigative and whether such action, suit or proceeding is brought or initiated by the Fund or a third party) that are incurred by or threatened, pending or completed against the Fund Indemnitees or any of them (including, without limitation, legal fees and expenses, judgments, fines and amounts paid in settlement) based upon, resulting from or otherwise in respect of (i) any actual or alleged misrepresentation or misstatement of facts, or omission to represent or state facts, by or on behalf of the Investor concerning the Investor, the Investor’s suitability or authority to invest or the Investor’s financial position in connection with the offering of the Shares, including, without limitation, any such misrepresentation, misstatement or omission contained in or accompanying Annex A, Annex B, Annex C, Annex D, Annex E, Annex F, Annex G or Annex H hereto submitted by or on behalf of the Investor, (ii) the breach of any of the Investor’s representations, warranties, agreements or covenants set forth in this Subscription Agreement or (iii) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor. The reimbursement and indemnity obligations of the Investor under this Section 3(a) shall survive the Closing Date indefinitely and shall be in addition to any liability that the Investor may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs, estates, representatives of any Fund Indemnitees and the Fund.

(b)       The Investor acknowledges that the Fund and the Investment Manager may provide to the Investor statements, reports and other communications relating to the Fund and the Investor’s investment in the Fund in electronic form, such as e-mail or by posting on a website (with notification of the posting by e-mail), and until such time that the Investor revokes its consent by written notice to the Investment Manager or it no longer has the right to receive such communications, the Investor consents to receive delivery of such account communications in electronic form without a separate mailing of paper copies. These communications may include general investor communications, financial, tax and legal information and regulatory notices, such as the Fund’s privacy policies and procedures and the Form ADV. The Investor acknowledges that all such e-mails may be accessed by recipients other than Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. The Investor understands that the Fund and the Investment Manager each give no warranties in relation to these matters. If the Investor has any doubts about the authenticity of an e-mail or other electronic communication purportedly sent by the Fund or the Investment Manager, the Investor agrees to contact the purported sender immediately. The Investor acknowledges that although the Fund does not impose any additional charges for electronic delivery, the Investor may incur potential costs associated with electronic delivery, such as usage charges from the Investor’s internet access providers. The Investor understands that a communication shall be deemed to have been duly given if sent by e-mail and will be deemed received, unless earlier received on the date of delivery if delivered on a Business Day, or the next Business Day after delivery if delivered on a day that is not a Business Day (unless the sender receives a message that the e-mail has not been delivered).

15

The Investor consents to the sending of such statements, reports and communications regarding the Fund and the Investor’s investment in the Fund exclusively in electronic form without a separate mailing of paper copies:

☐  Yes                ☐  No

(c)          The Investor, as principal, hereby appoints the Fund as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file:

(i)          any and all filings required to be made by the Investor under the 1934 Act with respect to any of the Fund’s securities which may be deemed to be beneficially owned by the Investor under the 1934 Act;

(ii)         any and all instruments, certificates and other documents which may be deemed necessary or desirable to comply with the provisions of this Subscription Agreement and applicable law or to permit the Fund to become or continue as a BDC;

(iii)        all certificates and other instruments deemed advisable by the Fund in order for the Fund to enter into any borrowing or pledging arrangement; and

(iv)        all other instruments or papers not inconsistent with the terms of this Subscription Agreement that may be required by law to be filed on behalf of the Fund.

This power of attorney is coupled with an interest, is irrevocable and shall survive and shall not be affected by, the subsequent death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor; provided, that this power of attorney will terminate upon the disposition of all of the Investor’s Shares in the Fund in accordance with the Operative Documents.

(d)         The Investor acknowledges and agrees that each of the Fund and/or the Investment Manager may disclose to each other, to any affiliate, to any other service provider to the Fund or to any regulatory body in any applicable jurisdiction to which any of the Fund and/or the Investment Manager is or may be subject, copies of the Investor’s Subscription Agreement and any information concerning the Investor in their respective possession, whether provided by the Investor to the Fund, the Investment Manager or otherwise, including details of that Investor’s historical and pending transactions in the Shares and the values thereof, and any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on any such person by law or otherwise. To the extent the Investor is a natural person, the Investor has carefully read and understands the privacy policy of the Fund included in the Memorandum. Although the Fund strives to protect the Investor’s non-public personal information, the Fund cannot ensure or warrant the security of any information the Investor provides or transmits to the Fund, and the Investor does so at its own risk.

(e)          If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

(f)          This Subscription Agreement is not assignable by the Investor or by the Fund without the consent of the Fund. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

16

(g)       This Subscription Agreement, the Annexes hereto, and the other agreements or documents referred to herein, contain the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein and in such other agreements or documents.

(h)       The representations and warranties made by the Investor in this Subscription Agreement shall survive the closing of the transactions contemplated hereby and any investigation made by the Investment Manager or any of its affiliates. The Fund and its affiliates are entitled to rely upon this Subscription Agreement and are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(ii) Annexes A, B, C, D, E, F, and G are an integral part of this Subscription Agreement and shall be deemed to be incorporated by reference herein.

(j)       This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument.

(k)       This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors, permitted assigns, heirs, estates, executors, administrators and personal representatives. If the Investor is more than one person, the obligation of the Investor shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and its successors, permitted assigns, heirs, estates, executors, administrators and personal representatives.

(l)       Notwithstanding the place where this Subscription Agreement may be executed by any of the parties, this Subscription Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York (without regard for the conflict of laws principles thereof).

4.	ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING REPRESENTATIONS.

The Investment Manager and/or the Fund may request from the Investor such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire or hold Shares or to enable the Investment Manager to determine the Fund’s compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.

17

FOR FLORIDA RESIDENTS:

The Investor understands that certificates representing the Shares, if any, will contain the following legend:

THE SHARES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING ANY PURCHASE OF SHARES WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

18

INVESTOR SIGNATURE PAGE

The undersigned hereby represents that: (a) the undersigned has carefully read and is familiar with the Subscription Agreement and the Memorandum and (b) the information contained in the Subscription Agreement (including the Annexes) is complete and accurate and may be relied upon. The undersigned agrees that by execution of this signature page it shall be party to and governed by the terms of the Subscription Agreement and the Operative Documents as an Investor.

IN WITNESS WHEREOF, the Investor has executed this Signature Page on the date set forth below.

Date:_______________, 201 _

INDIVIDUALS:	ENTITIES:*

Signature	Print Name of Entity

Print Name	By:
Authorized Signature

Signature
Print Name and Title

Print Name
Authorized Signature

Print Name and Title

*Subscriptions by IRAs must be signed by a qualified IRA custodian or trustee

Purchase Amount $___________________

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

For Internal Use Only - Please Do Not Write Below This Point

The subscription is hereby accepted by the Fund in the amount set forth below as of the date set forth below.

Date of Admission:

Accepted Purchase Amount: $_________________

MONROE CAPITAL INCOME PLUS CORPORATION

By:
Name:
Title:

19

Annex A

MONROE CAPITAL INCOME PLUS CORPORATION INVESTOR INFORMATION

Purchase Amount: US$ ________
Type of Ownership – Please check one:
	☐	Individual
Name of Subscriber (Please Print or Type)	☐	Tenants in Common
	☐	Joint Tenants (with Rights of Survivorship)
	☐	S Corporation
Social Security No. / Tax I.D. Number (Both if jointly held)	☐	Corporation (other than S Corporation)
	☐	Partnership
State or other jurisdiction in which organized or formed (entities)	☐	Limited Liability Company
	☐	Trust
	☐	Foundation
Name(s) of Person exercising investment discretion for	☐	Endowment
subscriber and their capacity (trustee or fiduciary, etc.)	☐	Employee Benefit Plan
	☐	Individual Retirement Plan
	☐	Keogh Plan
Date of Birth (Both if jointly held) / Date of Formation (Entities)	☐	Other -
Specify: ______________

Resident of (Individuals) or Principal Place of Business (Entities):

City	State

Full Mailing Address (Exactly as it should appear on labels):

☐  Mr.       ☐  Mrs.        ☐  Ms.        ☐  Miss       ☐  Dr.        ☐  Other ______________

Telephone number:	___________	Fax number: ________
(including area code)		(including area code)

E-mail address:	____________

Street Address (if different from above) for Overnight Mail (No P.O. Boxes):

20

MONROE CAPITAL INCOME PLUS CORPORATION

INVESTOR INFORMATION

Additional Contact for Fund Communications (optional)

Name:

Title:

Company Name:

Mailing Address:

Telephone:

Fax:

E-mail:

Relationship to Investor (accountant, adviser, attorney, etc.):

Please mark which communications this contact should receive:

☐ General Investor Communications ☐ Projected Tax Information ☐ Audited Financial Statements

Additional Contact for Fund Communications (optional)

Name:

Title:

Company Name:

Mailing Address:

Telephone:

Fax:

E-mail:

Relationship to Investor (accountant, adviser, attorney, etc.):

Please mark which communications this contact should receive:

☐ General Investor Communications ☐ Tax Information ☐ Audited Financial Statements

Investor wire instructions: Please submit either a cancelled check or a bank statement with this subscription agreement.

21

Annex B

INVESTOR QUESTIONNAIRE

The Investor represents and warrants that:

1.	General Investor Information.

	(a)	If the Investor is an entity:

Jurisdiction of organization of Investor: ________________________________

Location of domicile of Investor: ____________________________________

Investor’s taxable year end: ___________________

	(b)	If the Investor is an individual:

The Investor’s occupation and name and address of the Investor’s employer:

	(c)	Investor’s place of residence for tax purposes (and, if the Investor is a natural person, that of the Investor’s spouse if the Shares are being purchased with such spouse):

	(d)	If the Investor is exempt from U.S. Federal income tax, please indicate the basis of the exemption:

	(e)	Is the Investor treated as a partnership or a disregarded entity for U.S. federal income tax purposes?

Yes	No
☐	☐

22

(f)	Is the Investor a “government entity” as such term is defined in the footnote below[1] or subscribing for Shares on behalf of, or acting as trustee, custodian or nominee for a beneficial owner that is, such a “government entity”?

Yes	No
☐	☐

If the question above was answered “Yes,” other than Rule 206(4)-5 under the Investment Advisers Act, will the Investor’s subscription for Shares cause the Fund, the Investment Manager or their respective employees, third party placement agents or affiliates to be subject to any compliance obligations under any other “pay to play” or similar law or rules (including, without limitation, any lobbyist disclosure law or rules)?

Yes	No
☐	☐

If the question above was answered “Yes,” please list such compliance obligations:

(g)	Was the Investor organized, or is it operated, for the specific purpose of acquiring Shares?

Yes	No
☐	☐

If the question above was answered “Yes,” each beneficial owner of the Investor must complete a copy of this Annex B as if such person were directly purchasing Shares and the Investor is required to complete Annex C (Investor Ownership Certification) in its entirety, including Questions 4(a), (b), (c) and (d).

(h)	Does the current value of the Investor’s subscription to the Fund exceed 40 percent of the value of the Investor’s total assets?

Yes	No
☐	☐

If the question above was answered “Yes,” each beneficial owner of the Investor must complete a copy of this Annex B as if such person were directly purchasing Shares and the Investor is required to complete Annex C (Investor Ownership Certification) in its entirety, including Questions 4(a), (b), (c) and (d).

[1]	For purposes of this question, a “government entity” means any state or political subdivision of a state, including:

(i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a state general fund; (iii) a plan or program of a government entity; and (iv) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

23

(i)	Is the Investor an investment company that is not registered under the 1940 Act in reliance on Section 3(c)(1) or Section 3(c)(7) thereof

Yes	No
☐	☐

If the answer to this question is “Yes,” the Fund may limit your investment in the Fund such that it constitutes less than 10% of the Fund.

(j)	Are shareholders, partners or other holders of equity or beneficial interests in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor’s investment in the Fund (i.e. can shareholders, partners or other holders of equity or beneficial interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Fund)?

Yes	No
☐	☐

If the question above was answered “Yes,” each beneficial owner of the Investor must complete a copy of this Annex B as if such person were directly purchasing Shares and the Investor is required to complete Annex C (Investor Ownership Certification) in its entirety, including Questions 4(a), (b), (c) and (d).

(k)	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor in the Fund?

Yes	No
☐	☐

If the question above was answered “Yes,” please provide the name of such other investor:

(l)	Is the Investor a bank holding company, as defined in Section 2(a) of the United States Bank Holding Company Act of 1956, as amended (the “BHC Act”), or a non-bank subsidiary of such bank holding company, or a non-U.S. bank subject to the BHC Act pursuant to the International Banking Act of 1978, as amended, or a subsidiary of any such non-U.S. bank subject to the BHC Act?

Yes	No
☐	☐

24

(m)	Is the Investor subject to the Freedom of Information Act, 5 U.S.C. § 552 (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to the FOIA, or any other similar statutory or legal right that might result in the disclosure of confidential information relating to the Fund?

Yes	No
☐	☐

If the question above was answered “Yes,” please indicate the relevant law to which the Investor is subject and provide any additional explanatory information in the space below:

(n)	Was the Investor referred to the Fund by a Placement Agent?

Yes	No
☐	☐

If the question above was answered “Yes,” please provide name of Placement Agent:

2.	Anti-Money Laundering Questions.

You are required to provide the following information in order to comply with applicable anti-money laundering/OFAC rules and regulations:

(a)	Name and address of the bank from which your payments to the Fund will be wired (the “Wiring Bank”):

Name:

Address:

(b)	Name and number on account at the Wiring Bank:

Account Name:

Account Number:

25

(c)	Is the Wiring Bank located in the U.S. or one of the Financial Action Task Force on Money Laundering member countries listed below[2]?

Yes	No
☐	☐

(d)	Are you a customer of the Wiring Bank?

Yes	No
☐	☐

If the name on the account at the Wiring Bank is different from your name, or if you answered “No” to either 2(c) or 2(d), the Fund will ask you to provide additional identification or organizational information.

(e)	Will any person or persons (other than the Investor) have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)?

Yes	No
☐	☐

If the answer to this question is “Yes,” the Fund may ask you to provide additional information regarding such persons.

Note: All intermediaries (including, without limitation, all fund-of-funds) must complete the “Certification of Intermediaries” (Annex D).

3.	Accredited Investor Status.

Check the appropriate box on the following pages indicating at least one basis upon which the Investor qualifies as an “accredited investor” under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

For Individual Investors Only

☐	(a)	I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000. For purposes of this Investor Questionnaire, “net worth” means the excess of total assets at fair market value, excluding the value of your primary residence, over total liabilities. [3]

[2]	Such countries are: Argentina, Australia, Austria, Belgium, Brazil, Canada, China, Denmark, European Commission, Finland, France, Germany, Greece, Gulf Co-operation Council, Hong Kong, Iceland, India, Ireland, Italy, Japan, Kingdom of the Netherlands, Luxembourg, Malaysia, Mexico, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, South Korea, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States.

[3]	The related amount of indebtedness secured by the primary residence up to its current estimated fair market value is also excluded as a liability from the calculation of individual net worth or joint net worth. Indebtedness secured by the primary residence in excess of its estimated fair market value should be considered a liability and deducted from the Investor’s individual net worth or joint net worth. Additionally, indebtedness secured by the primary residence incurred during the 60-day period immediately preceding the date of this Subscription Agreement, if not used in connection with the acquisition of such primary residence, must be considered a liability and deducted from the Investor’s individual net worth or joint net worth (even if the estimated fair market value of the primary residence continues to exceed the aggregate amount of debt secured by the primary residence).

26

☐	(b)	I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) in excess of $200,000 in each of the past two years or joint income with my spouse in excess of $300,000 in each of those years and I reasonably expect to reach the same income level in the current year.[4]

For Corporations, Foundations, Endowments, Limited Liability Companies or Partnerships (Please also complete the beneficial ownership form, attached hereto as Exhibit B-1, and the accredited investor look-through form, attached hereto as Exhibit B-3)

☐	(c)	The Investor hereby certifies that it is an accredited investor because it is a corporation, Massachusetts or similar business trust, limited liability company or partnership, has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring Shares of the Fund. The Fund, in its sole discretion, may request additional information regarding the basis on which such equity owners are accredited investors.

☐	(d)	The Investor hereby certifies that it is an accredited investor because all of its equity owners are accredited investors. The Fund, in its sole discretion, may request additional information regarding the basis on which such equity owners are accredited investors.

For Trusts (Please also complete the trust ownership form, attached hereto as Exhibit B-2, and the accredited investor look-through form, attached hereto as Exhibit B-3)

☐	(e)	The Investor hereby certifies that it is an accredited investor because it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring Shares of the Fund and its purchase is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

☐	(f)	The Investor hereby certifies that it is an accredited investor because it is (i) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, (ii) acting in a fiduciary capacity and (iii) subscribing for the purchase of the securities being offered on behalf of a trust account or accounts.

☐	(g)	The Investor hereby certifies that it is an accredited investor because it is a revocable trust that may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors. The Fund, in its sole discretion, may request additional information regarding the basis on which such grantors are accredited investors.

For Banks, Savings and Loans and Similar Institutions

☐	(h)	The Investor hereby certifies that it is an accredited investor because it is a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual capacity.

[4]	For purposes of this Subscription Agreement, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Code, received, (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan, (v) alimony paid and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

27

For Insurance Companies

☐	(i)	The Investor hereby certifies that it is an accredited investor because it is an insurance company as defined in Section 2(13) of the Securities Act.

For Employee Benefit Plans

☐	(j)	The Investor hereby certifies that it is an accredited investor because it is an employee benefit plan within the meaning of the Employee Retirement System Income Security Act of 1974, as amended (“ERISA”), and the decision to invest in the Fund was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser. The name of such plan fiduciary is: __________________________________.

☐	(k)	The Investor hereby certifies that it is an accredited investor because it is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000.

☐	(l)	The Investor hereby certifies that it is an accredited investor because it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and has total assets in excess of $5,000,000.

For Individual Retirement Accounts, Keogh Plans and Self-Directed Benefit Plans

☐	(m)	The Investor hereby certifies that it is an accredited investor because it is an individual retirement account, Keogh Plan or other self-directed plan (i.e., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account) in which all of the participants are accredited investors because each participant has a net worth in excess of $1,000,000 or has had an individual income in excess of $200,000 (or a joint income with spouse in excess of $300,000) in each of the last two years and reasonably expects to reach the same income level in the current year. Please complete the beneficial ownership form, attached hereto as Exhibit B-1. The Fund, in its sole discretion, may request additional information regarding the basis on which such participants are accredited.

For Charitable Tax-Exempt Entities

☐	(n)	The Investor hereby certifies that it is an accredited investor because it is an organization described in Section 501(c)(3) of the Code, was not formed for the specific purpose of acquiring the securities offered, and has total assets in excess of $5,000,000.

Non-Accredited Investor

☐	(o)	The Investor is not an “accredited investor.”

28

4.	Distributions in Kind.

The Investor hereby elects to (please check one):

☐	receive distributions of investments in kind; or

☐	have the Fund dispose of investments that are distributed in kind on its behalf.

If the Investor elects to have the Fund dispose of such investments on its behalf (each such Investor, an “Electing Investor”), the Fund will cause the distribution of such investments to be made into a securities brokerage account opened by the Fund in the name and for the benefit of Electing Investors pursuant to the power of attorney granted by the Electing Investors to the Fund in the Subscription Agreement. The Fund agrees to cause the disposition of such investments as soon as practicable (subject to any regulatory considerations) so that the relative proportion of such disposed of investments shall to the extent practicable be the same for all Electing Investors, and the expenses related to such sales shall be borne by such Electing Investors on a pro rata basis. The Investor agrees and understands that the Fund will have no liability to any Electing Investor with respect to the disposition of such investments described herein, including the terms or timing of any such disposition, in the absence of the Fund’s fraud, gross negligence or willful misconduct.

5.	ERISA Representations.

The Investor represents and warrants as follows:

(a)	The Investor (including any third party on behalf of which the Investor is investing)

☐  is (or will be as of the Closing Date)

☐  is not

a “benefit plan investor” within the meaning of Section 3(42) of ERISA, which as so defined includes any pension or retirement plan subject to part 4 of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include plan assets by reason of the investment by one or more benefit plan investors in that entity (each, a “Benefit Plan Investor”).

(b)	If the Investor is not a Benefit Plan Investor, the Investor

☐  is

☐  is not

either (i) a person (including an entity) who has discretionary authority or control with respect to the assets of the Fund or (ii) a person (including an entity) who provides investment advice for a fee (direct or indirect) with respect to such assets or (iii) an “affiliate” of any such person described in (i) and/or (ii). For purposes of this representation, an “affiliate” is any person controlling, controlled by or under common control with the Fund or any of its investment advisors (including the Investment Manager), including by reason of having the power to exercise a controlling influence over the management or policies of the Fund or its investment advisor(s).

29

(c)	If the Investor is a Benefit Plan Investor, the Investor hereby certifies that it is one of the following:

(please check one)

☐	(1) An employee benefit plan or trust that is subject to the fiduciary provisions of ERISA – this includes U.S. pension plans and U.S. profit-sharing and 401(k) plans, “Multiemployer Plans” and “Taft-Hartley Plans” but does not include U.S., state and local governmental plans, certain church plans and certain non-U.S. employee pension and welfare benefit plans;

☐	(2) A U.S. individual retirement plan, Keogh Plan and/or other plan subject to Section 4975 of the Code;

☐	(3) An entity (e.g., a fund of funds) whose underlying assets include “plan assets” by reason of a plan’s investment in the entity and such plan investors include (1) one or more U.S. pension benefit plans, welfare benefit plans or similar plans subject to ERISA and/or (2) one or more individual retirement accounts, Keogh plans or other individual arrangement subject to Section 4975(e)(1) of the IRC (including by reason of 25% or more of any class of equity interests in the entity being held by Benefit Plan Investors that include any plan described above).

___% of the equity interest in the Investor is the maximum percentage of equity interest in the Investor that is and will be held by Benefit Plan Investors.

The Investor agrees to promptly notify the Fund in writing if there is a change in the percentage as set forth above and at such time or times as the Fund may request.

(d)	If the Investor is an insurance company, the Investor hereby certifies that it is one of the following:

(please check one)

☐	(1) The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Fund but none of the underlying assets of such account constitutes “plan assets” within the meaning of Section 401(c) of ERISA.

☐	(2) The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Fund and a portion of the underlying assets of such account constitutes “plan assets” within the meaning of Section 401(c) of ERISA; and

___% of its general account is the maximum percentage of the general account that constitutes and will constitute “plan assets” of one or more Benefit Plan Investors.

30

The Investor agrees to promptly notify the Fund in writing if there is a change in the percentage as set forth above and at such time or times as the Fund may request.

(e)	If the Investor is a Benefit Plan Investor, the Investor certifies that in connection with the Investor’s decision to commit assets of the Investor for investment in the Fund and the Investor’s holding or disposition of its Shares, the Investor was and will be represented by a Plan Fiduciary that is:

(check as applicable)

☐	(1) A bank as defined in section 202 of the Investment Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands, or any other possession of the United States (each, a “State”) or U.S. federal agency which is independent of any Covered Person.

☐	(2) An insurance carrier which is qualified under the laws of more than one U.S. state to perform the services of managing, acquiring or disposing of assets of an “employee benefit plan” as defined in Section 3(3) of ERISA or “plan” described in Section 4975(e)(1)(A) of the Code which is independent of any Covered Person.

☐	(3) An investment adviser registered under the Investment Advisers Act or, if not registered as an investment adviser under the Investment Advisers Act by reason of paragraph (1) of Section 203A of the Investment Advisers Act, is registered as an investment adviser under the laws of the State in which it maintains its principal office and place of business, which is independent of any Covered Person.

☐	(4) A broker-dealer registered under the 1934 Act which is independent of any Covered Person.

☐	(5) A fiduciary (excluding an individual directing his or her own individual retirement account or plan account or relative of such individual) that holds, or has under management or control, total assets of at least $50 million which is independent of any Covered Person.

31

Exhibit B-1

BENEFICIAL OWNERSHIP INFORMATION

Name of Entity

To Be Completed By Entity Investors That Are Privately Held Entities

Instructions: Please complete and return this page and provide the name of every person who is directly, or indirectly through intermediaries, the beneficial owner of 10% or more of any voting or non-voting class of equity interests of the Investor. If the intermediary's shareholders or partners are not individuals, continue up the chain of ownership listing their 10% or more equity interest holders until individuals are listed, as applicable. If there are no 10% beneficial owners, please write None.

Once identified, for U.S. persons, please provide each individual’s social security number. For non-U.S. persons, please provide a copy of your government-issued passport.

Full Name	If shareholder or partner is an Individual, insert Legal Address	Citizenship (for Individuals) or Principal Place of Business (for Entities)	Social Security # (U.S. Citizens) OR Entity Identification # (for U.S. Entities)

32

Exhibit B-2

TRUST OWNERSHIP INFORMATION

Name of Trust

Instructions: Please complete and return this page and provide the name of (i) every current beneficiary; (ii) every person who contributed assets to the trust (settlors or grantors); and (iii) every trustee. If there are intermediaries that are not individuals, continue up the chain of ownership listing their 10% or more equity interest holders until individuals are listed.

Once identified, for U.S. persons, please provide each individual’s social security number. For non-U.S. persons, please provide a copy of your government-issued passport.

Full Name and Address	Status (Beneficiary/Settlor /Trustee)	Citizenship (for Individuals) or Principal Place of Business (for Entities)	Tax ID #/Social Security # (U.S. citizens & entities)

33

Exhibit B-3

MONROE CAPITAL INCOME PLUS CORPORATION

Affirmation of Accredited Investor Status

Monroe Capital Income Plus Corporation

c/o Monroe Capital BDC Advisors Inc.

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Fax No.: (312) 258-8350

Attn: Alex Condrell

Ladies and Gentlemen:

Reference is made to the Confidential Private Placement Memorandum of Monroe Capital Income Plus Corporation (the “Fund”), as amended or supplemented from time to time (the “Memorandum”), the Articles of Amendment and Restatement of the Fund (the “Articles”), the Bylaws of the Fund (the “Bylaws”), the Investment Advisory Agreement (the “Advisory Agreement”) with Monroe Capital BDC Advisors, LLC, the Fund’s investment adviser (the “Investment Manager”), the Administration Agreement between the Fund and the Investment Manager, as amended from time to time (the “Administration Agreement”) (and together with the Memorandum, the Articles, the Bylaws, the Advisory Agreement, and the Administration Agreement, the “Operative Documents”). Capitalized terms used and not otherwise defined in this Affirmation of Accredited Investor Status shall have the meanings assigned to them in the Memorandum.

In connection with the purchase by _______________ (the “Investor”) of shares of common stock of the Fund (the “Shares”), the Investor has indicated that it is either (i) an entity each of the beneficial owners of which are “accredited investors” or (ii) a revocable trust that may be amended or revoked at any time by the grantors thereof and all of the grantors are “accredited investors”, in each case, under Section 3 of Annex B of the Subscription Agreement Investor Questionnaire. As a result, each beneficial owner or grantor (as applicable) must complete this Affirmation of Accredited Investor Status (insofar as is necessary to determine that such beneficial owner or grantor (as applicable) is itself an “accredited investor”). Such person is also required to make the representation relating to “accredited purchaser” status in Paragraph 2(l) of the Subscription Agreement.

To induce the Fund to accept the subscription of the Investor the undersigned (the “Look-Through Person”) hereby represents and warrants as follows:

The Look-Through Person acknowledges that: (i) the Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon federal and state exemptions for transactions not involving a public offering and (ii) the Fund intends to file elections to be regulated as a business development company (“BDC”) under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”) and treated as a regulated investment company within the meaning of Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. In furtherance thereof, the Look-Through Person represents and warrants that: (a) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act); and (b) the information relating to the Look-Through Person set forth in the Look-Through Questionnaire attached hereto and forming a part of this Affirmation of Accredited Investor Status is complete and accurate as of the date set forth on the signature page hereof. The Look-Through Person agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Regulation D promulgated under the Securities Act with respect to the offer and sale of the Shares.

34

MONROE CAPITAL INCOME PLUS CORPORATION

AFFIRMATION OF ACCREDITED INVESTOR
STATUS LOOK-THROUGH QUESTIONNAIRE

Purpose of this Look-Through Questionnaire

The information set forth herein is necessary to enable the Fund (i) to comply with the requirements under the Securities Act, including, without limitation, Section 4(a)(2) and Regulation D thereunder and (ii) to determine the availability of the exemption contained in Section 3(c)(7) of the Investment Company Act. The Fund must determine that the Investor meets certain suitability requirements before acceptance of the Investor’s subscription. This Look-Through Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy an Interest or any other security.

The Fund may present this Look-Through Questionnaire and the information provided to it by beneficial owners herein to such parties as it deems advisable if called upon to establish the availability to it under any applicable law of an exemption from registration requirements pertaining to the Shares or if the contents hereof are relevant to any issue in any action, suit, or proceeding to which the Fund is a party or by which it is or may be bound, or if otherwise required or permitted by law or in connection with any government or self-regulatory organization request or investigation.

Please complete as indicated and answer all questions:

35

ACCREDITED INVESTOR STATUS

The subscription for Shares will be accepted only with respect to investors who are “accredited investors” (as defined in Regulation D promulgated under the Securities Act). For additional information regarding the definition of “accredited investor,” please refer to Rule 501(a) of Regulation D.

Check the appropriate box on the following pages indicating at least one basis upon which the Look-Through Person qualifies as an “accredited investor” under Regulation D of the Securities Act.

For Individual Investors Only

☐	(a)	I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000. For purposes of this Look-Through Questionnaire, “net worth” means the excess of total assets at fair market value, excluding the value of your primary residence, over total liabilities.[1]

☐	(b)	I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) in excess of $200,000 in each of the past two years or joint income with my spouse in excess of $300,000 in each of those years and I reasonably expect to reach the same income level in the current year.[2]

For Corporations, Foundations, Endowments, Limited Liability Companies or Partnerships

☐	(c)	The Look-Through Person hereby certifies that it is an accredited investor because it is a corporation, Massachusetts or similar business trust, limited liability company or partnership, has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring Shares of the Fund.

☐	(d)	The Look-Through Person hereby certifies that it is an accredited investor because all of its equity owners are accredited investors. Each equity owner of the Look- Through Person must also complete this Look-Through Questionnaire.

[1]	The related amount of indebtedness secured by the primary residence up to its current estimated fair market value is also excluded as a liability from the calculation of individual net worth or joint net worth. Indebtedness secured by the primary residence in excess of its estimated fair market value should be considered a liability and deducted from the Investor’s individual net worth or joint net worth. Additionally, indebtedness secured by the primary residence incurred during the 60-day period immediately preceding the date of this Affirmation of Accredited Investor Status, if not used in connection with the acquisition of such primary residence, must be considered a liability and deducted from the Investor’s individual net worth or joint net worth (even if the estimated fair market value of the primary residence continues to exceed the aggregate amount of debt secured by the primary residence).
[2]	For purposes of this Affirmation of Accredited Investor Status, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Code, received, (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan, (v) alimony paid and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

36

For Trusts

☐	(e)	The Look-Through Person hereby certifies that it is an accredited investor because it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring Shares of the Fund and its purchase is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

☐	(f)	The Look-Through Person hereby certifies that it is an accredited investor because it is (i) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, (ii) acting in a fiduciary capacity and (iii) subscribing for the purchase of the securities being offered on behalf of a trust account or accounts.

☐	(g)	The Look-Through Person hereby certifies that it is an accredited investor because it is a revocable trust that may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors. Each grantor of the Look-Through Person must also complete this Look-Through Questionnaire.

END

37

IN WITNESS WHEREOF, the Look-Through Person has executed this Affirmation of Accredited Investor Status effective as of ________ __, 201__.

[NAME]

The foregoing Affirmation of Accredited Investor Status is hereby agreed to and accepted by the Fund effective as of ________ __, 201__.

MONROE CAPITAL INCOME PLUS CORPORATION

By:
Name:
Title:

Annex C

MONROE CAPITAL INCOME PLUS CORPORATION

Investor Ownership Certification

To facilitate the Investment Manager’s ongoing compliance with certain U.S. federal and state securities laws and regulations, the Investor hereby represents and warrants that the following information is complete and accurate:

Italicized words shall have the meanings set forth below under Definitions.

Type of Ownership

1.	Investor is a(n): (Please check only one box)

☐	Individual that is a US Person (including his or her trust)
☐	Individual that is not a US Person (including his or her trust)
☐	Broker-dealer
☐	Insurance company
☐	Registered Investment Company
☐	Private Fund
☐	Non-profit organization (including endowments and foundations)
☐	Pension plan (excluding a governmental pension plan)
☐	Banking or thrift institution (proprietary)
☐	U.S. state or municipal government entity (excluding governmental pension plans)
☐	U.S. state or municipal government pension plan
☐	Sovereign wealth fund or other non-U.S. official institution
☐	Non-US Person about which the beneficial ownership information requested in question 4 below is not known and cannot reasonably be obtained because the beneficial interest is held through a chain involving one or more third-party intermediaries
☐	Other – specify: _____________

2.	Please check the appropriate box below:

☐	Investor is a fund of funds.
☐	Investor is not a fund of funds (a Private Fund that is a feeder fund in a master-feeder arrangement would generally not be a fund of funds for purposes of this question).

Beneficial Owners

3.	Please identify any other investor in the Fund with whom the Investor is affiliated:

4.	If the Investor checked “yes” to any of questions 1(g), 1(h) or 1(j) of Annex B, or checked box 4(f) of Annex B, then please provide the following information:

a.	Indicate the number of Investor’s beneficial owners: ____________________________

b.	Indicate the ownership percentages of Investor’s five (5) largest beneficial owners:

c.	Indicate the percentage of Investor beneficially owned by US Persons:

d.	Indicate the percentage of Investor beneficially owned by each of the following (total should equal 100%):

___%	Individual that is a US Person (including his or her trust)
___%	Individual that is not a US Person (including his or her trust)
___%	Broker-dealer
___%	Insurance company
___%	Registered Investment Company
___%	Private Fund
___%	Non-profit organization (including endowments and foundations)
___%	Pension plan (excluding a governmental pension plan)
___%	Banking or thrift institution (proprietary)
___%	U.S. state or municipal government entity (excluding governmental pension plans)
___%	U.S. state or municipal government pension plan
___%	Sovereign wealth fund or other non-U.S. official institution
___%	Non-US Person about which the foregoing beneficial ownership information is not known and cannot reasonably be obtained because the beneficial interest is held through a chain involving one or more third-party intermediaries
___%	Other – specify: ______________
100%

Definitions

“Affiliate” shall mean with respect to any person, any other person that directly or indirectly controls, is controlled by or is under common control with such person. The term “affiliated” means that two or more persons are affiliates.

“Beneficial owners” shall mean persons who would be counted as beneficial owners under Section 3(c)(1) of the Investment Company Act or who would be included in determining whether the owners of a given entity are “qualified purchasers” under Section 3(c)(7) of Investment Company Act. Generally, this would include shareholders, partners or other holders of equity or beneficial interests or other securities (including any debt securities other than short term paper), whether voting or nonvoting. “Beneficially owned” shall have the correlative meaning.

“Control” shall mean the power, directly or indirectly, to direct the management or policies of a person, whether through ownership of securities, by contract, or otherwise. Each of a person’s officers, partners, or directors exercising executive responsibility (or persons having similar status or functions) is presumed to control such person.

“1940 Act” shall mean the U.S. Investment Company Act of 1940, as amended.

“Person” shall mean a natural person (an individual) or a company. A company includes any partnership, corporation, trust, limited liability company, limited liability partnership, sole proprietorship, or other organization.

“Private Fund” shall mean an issuer that would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exemptions from the definition of “investment company” set forth in Section 3(c)(1) or 3(c)(7) of the 1940 Act.

“Registered Investment Company” shall mean an investment company registered with the United States Securities and Exchange Commission pursuant to the 1940 Act.

“US Person” shall mean a U.S. Person, as defined in Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

The undersigned hereby certifies that the foregoing responses are true and complete as of the date set forth below.

INDIVIDUAL INVESTORS:	INVESTORS OTHER THAN INDIVIDUALS:

Signature	Print Name of Entity

Print Name	Authorized Signatory

Signature (if applicable)	Print Name and Title

Print Name	Date:

Date:
Authorized Signatory

Print Name and Title

Date:

Annex D

CERTIFICATION OF INTERMEDIARIES

To MONROE CAPITAL INCOME PLUS CORPORATION:

In connection with the purchase of shares of common stock (“Shares”) of MONROE CAPITAL INCOME PLUS CORPORATION (the “Fund”) by _________________________________(the “Intermediary”) on behalf of third parties having a beneficial interest in the Intermediary (the “Underlying Investors”), the Intermediary hereby agrees to the following. Capitalized terms used but not defined herein shall have the meanings set forth in Exhibit 1 hereto.

I.	General Provisions. The Intermediary represents, warrants and agrees that it:

A.           is either:

1.           a regulated financial institution or intermediary based in a jurisdiction (an “FATF-Compliant Jurisdiction”) that (a) is a member in good standing with the Financial Task Force on Money Laundering (the “FATF”) and (b) has undergone two rounds of FATF mutual evaluations; or

2.           an unregulated entity based in a FATF-Compliant Jurisdiction;

B.           has all requisite power and authority from the Underlying Investors to execute and perform the obligations under the Subscription Agreement executed by the Intermediary dated as of

( the “Subscription Agreement”);

C.           has made the representations, warranties and covenants in the Subscription Agreement on behalf of itself and the Underlying Investors;

D.           has carried out at least the investor identification procedures set forth in Section III below with respect to all Underlying Investors and the other anti-money laundering procedures discussed below (together, the “AML Procedures”); and

E.           will, upon request, provide information related to the AML Procedures performed with respect thereto and cause a senior officer of the Intermediary to certify in writing to the Fund that the Intermediary has performed the AML Procedures.

II.	Provisions Relating to Intermediary’s Anti-Money Laundering Program.

A.          The Intermediary represents and warrants that it has adopted and implemented anti-money laundering policies, procedures and controls (together, the “AML policies”) that comply and will continue to comply in all respects with the requirements of applicable anti-money laundering laws and regulations in its home country jurisdiction.

B.           The Intermediary will, upon request, provide the Fund with a copy of its AML policies, and will, after any such request has been made, immediately provide the Fund with any material amendment thereto. The Intermediary represents and warrants that it strictly adheres to, and will at all times during its relationship with the Fund strictly adhere to, its AML policies. The Intermediary agrees to submit upon the reasonable request of the Fund to an independent audit at the direction of the Fund to assess its compliance with, and the effectiveness of, its AML policies.

III.	Provisions Relating to Underlying Investors.

A.          The Intermediary will, in accordance with its AML policies, verify the identities of, and conduct due diligence (and, where appropriate, enhanced due diligence) with regard to, any Underlying Investor and, where applicable, the principal beneficial owners on whose behalf an Underlying Investor is seeking to make an investment.

B.           The Intermediary will hold evidence of the identity of each Underlying Investor and, if applicable, the beneficial owners on whose behalf an Underlying Investor is seeking to make an investment, maintain such evidence for at least five years from the date of an Underlying Investor’s complete sale of its indirect interest in the Shares, and agrees upon request to make such information available to the Fund and to provide a written certificate of a senior officer of the Underlying Investor with respect to the foregoing.

C.           The Intermediary will take all reasonable steps to ensure that it does not make an investment, directly or indirectly, for or on behalf of a Foreign Shell Bank or a person or entity whose name appears on:

1.           the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (“OFAC”);

2.           other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or

3.           such other lists of prohibited persons and entities as may be provided to the Intermediary by the Fund (any of (1), (2) or (3), a “Prohibited Investor”).

D.           Prior to making an investment for or on behalf of a high-risk Underlying Investor, the Intermediary will conduct enhanced due diligence with regard to such high-risk Underlying Investor, as provided by the Intermediary’s AML policies, in addition to the Intermediary’s routine investor identification procedures.

IV.	Provisions Relating to Suspicious Activity.

A.          The Intermediary will immediately notify the Fund, if it knows, or has reason to suspect, that a prospective or existing Underlying Investor, or the principal beneficial owners on whose behalf a prospective or existing Underlying Investor has made or is seeking to make an investment, is:

1.           a Prohibited Investor;

2.           a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s Immediate Family or any Close Associate of a Senior Foreign Political Figure; or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

3.           a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; or

4.           a person or entity who gives the Intermediary reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

B.           The Intermediary agrees immediately to notify the Fund if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether the activity or pattern of activities is suspicious.

IN WITNESS WHEREOF, the Intermediary has executed this Certification of Intermediaries as of the day of _________________________.

NAME OF ENTITY:

By:
Name:
Title:

EXHIBIT 1

DEFINITIONS

“Close Associate” of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

“Foreign Bank” means an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

“Foreign Shell Bank” means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

“Immediate Family” of a Senior Foreign Political Figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

“Non-Cooperative Jurisdiction” means any foreign country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. See <http://www1.oecd.org/fatf/NCCT_en.htm> for FATF’s list of non-cooperative countries and territories.

“Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities, and (iv) does not provide banking services to any other foreign bank that does not have a physical presence in any country and that is not a Regulated Affiliate.

“Regulated Affiliate” means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union or Foreign Bank that maintains a Physical Presence in the United States or a foreign country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union or Foreign Bank.

“Senior Foreign Political Figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government–owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (Pub. L. No. 107-56).

Annex E

FORM W-9

(Request for Taxpayer Identification Number and Certification)

Annex F

FORM W-8

Annex G

ELECTION NOTICE UNDER DIVIDEND REINVESTMENT PLAN

Instructions:

No action will be required on the part of an investor (an “Investor”) to receive its cash dividend or distribution in cash. An Investor may elect to have their entire distribution (and all future distributions, until further notice) reinvested in share of common stock (the “Shares”) of Monroe Capital Income Plus Corporation (the “Company”) by remitting this form to Monroe Capital BDC Advisors no later than the 10 days prior to the record date for the first distribution to which it relates. To elect to have your full distributions reinvested in additional Shares, mark the appropriate box in Part (A) below and fill out your contact information under Part (B), below.

(A) Until further notice, I would like to receive my full distributions in:

☐ ADDITIONAL SHARES OF MONROE CAPITAL INCOME PLUS CORPORATION

(B) Investor Information:

Name

Street

City

State

Zip Code

Country

Telephone Number

Facsimile Number

Email Address

Tax Identification or Social Security Number

By:

Name:

Signature:

Annex H

AUTHORIZED SIGNATORIES

(For Entity Investors Only)

Set forth below are the names of individuals authorized by the Investor to take actions with respect to the Investor’s Shares, together with their respective specimen signatures. Such individuals are the only individuals so authorized until further written notice to the Fund signed by one or more of such individuals.

(please attach additional pages if needed)

Name	Signatures